                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
JEM Brands, Inc.:

We consent to the use of our report dated September 17, 1997, relating to the consolidated financial statements of JEM Brands, Inc. and subsidiary included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP
New Orleans, Louisiana
January 13, 1998